Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT
This Registration Rights Agreement (the “Agreement”) is dated as of April __, 2018 (the “Agreement Date”) and is entered into by and among Royale Energy, Inc., a Delaware corporation (the “Company”), and the Investors (defined below).  Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in that certain Limited Liability Company Agreement of RMX Resources, LLC, a Texas limited liability company, dated on or about the date hereof (the “Company Agreement”).
WHEREAS, as of the date hereof, the Investors own, or will own upon exercise of the Warrant, Registrable Securities of the Company; and
WHEREAS, the parties desire to set forth certain registration rights applicable to the Registrable Securities.
NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the parties hereto, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.          Certain Definitions.  As used in this Agreement, the following terms shall have the following meanings:
“Common Stock” means the Company’s common stock, par value $0.001 per share (together with any securities into which such shares may be reclassified).
“Investors” means (a) CIC RMX LP, a Texas limited partnership, (b) any subsequent holder of any Registrable Securities who is an Affiliate of any Investor if such Affiliate holds Registrable Securities and until such Affiliate ceases to hold any Registrable Securities, and (c) any holder of Registrable Securities to whom registration rights conferred by this Registration Rights Agreement have been transferred in compliance with Section 7(c); provided, however, that a Person shall cease to be an Investor if and when both (i) such Person owns Warrant Shares representing less than two percent of the outstanding Common Stock and (ii) such Person may dispose of all Registrable Securities then owned by such Person without restriction and without the need for current public information pursuant to Rule 144(b) (or any successor rule) under the 1933 Act, and, if the foregoing clauses (i) through (ii) have both been satisfied, the Registrable Securities owned by such Person shall cease to be Registrable Securities.
“Managing Underwriter” means, with respect to any Underwritten Offering, the book running lead manager of such Underwritten Offering.
“Overnight Underwritten Offering” means an Underwritten Offering that is launched after the close of trading on one trading day and priced before the open of trading on the next succeeding trading day.
“Prospectus” means (i) the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus, and (ii) any “free writing prospectus” as defined in Rule 405 under the 1933 Act.
“Register,” “registered” and “registration” refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the 1933 Act, and the declaration or ordering of effectiveness of such Registration Statement or document.
“Registrable Securities” means, collectively, the (i) the Warrant Shares, and (ii) any other securities issued or issuable with respect to or in exchange for Registrable Securities, whether by merger, charter amendment or otherwise; provided, that, a security shall cease to be a Registrable Security upon (A) sale to the public pursuant to a Registration Statement or Rule 144 under the 1933 Act, (B) such security becoming eligible for sale without volume restrictions by the applicable Investors pursuant to Rule 144 (and, with respect to Warrant Shares, giving effect to and assuming a net exercise of the Warrant by the Investors) or (C) it being held by a Person that is not an Investor in accordance with the provisos to the definition of Investor provided for herein.
“Registration Deadline” means, with respect to any Demand Registration Request, the 120th calendar day following the Initial Filing Deadline.
“Registration Statement” means any registration statement of the Company filed under the 1933 Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.
“Required Investors” means any Investors which beneficially own in the aggregate at least a majority of the Registrable Securities (assuming full exercise of the Warrant and without taking into account any limitations on exercise).
“SEC” or the “Commission” means the U.S. Securities and Exchange Commission.
“Selling Investor” means an Investor who is selling Registrable Securities pursuant to a registration statement.
“Subscription Agreement” means that certain Subscription and Contribution Agreement dated on or about the date hereof by and among RMX Resources, LLC, CIC RMX LP, the Company, Royale Energy Funds, Inc. and Matrix Oil Management Corporation.
“Underwritten Offering” means an offering (including an offering pursuant to a Registration Statement) in which shares of Common Stock are sold to an underwriter on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks, and includes Overnight Underwritten Offerings.
“Warrant” means the warrant issued to the Investors pursuant to the Subscription Agreement.

“Warrant Shares” means the shares of Common Stock issued or issuable upon exercise of the Warrant (without taking into account any limitations on exercise).
“1933 Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.
“1934 Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.
2.          Registration.
(a)          Filing of Registration Statements.  At any time after the Agreement Date, the Required Investors may request registration under the 1933 Act of all or any portion of their Registrable Securities pursuant to a Registration Statement (each such request, a “Demand Registration Request”, and the date of such Demand Registration Request, a “Request Date”).  If less than all of the Registrable Securities are requested to be included in such registration, the Demand Registration Request shall specify the number of Registrable Securities requested to be included.  Upon receipt of any Demand Registration Request, the Company shall promptly (but in no event later than three (3) days following receipt thereof) deliver notice of such Demand Registration Request to all other holders of Registrable Securities who shall then have ten (10) days from the date such notice is given to notify the Company in writing of their desire to be included in such registration, and the Demand Registration Request will then be deemed to request that all such additional Registrable Securities be included in such registration.  As soon as reasonably practicable following the Request Date, but no later than seventy-five (75) days following the Request Date (the “Initial Filing Deadline”), the Company shall prepare and file with the SEC a Registration Statement on Form S-1 (or, if Form S-1 is not then available to the Company, on such form of registration statement as is then available to effect a registration for resale of the Registrable Securities), covering the resale of all of the Registrable Securities or such lesser amount requested in the Demand Registration Request, and shall use its commercially reasonable efforts to cause such Registration Statement to be declared effective as promptly as reasonably practicable thereafter, but in any event not later than the Registration Deadline.  Subject to any SEC comments, such Registration Statement shall include the plan of distribution attached hereto as Exhibit A (or such other plan reasonably requested by the Required Investors).  Such Registration Statement also shall cover, to the extent allowable under the 1933 Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock as may become issuable due to an increase in the number of Warrant Shares resulting from changes in the number of shares issuable upon exercise of the Warrant.  Such Registration Statement may include any shares of Common Stock or other securities for the account of any other holder with registration rights pursuant to written agreements entered into with the Company before the date of this Agreement, provided that, with respect to a registration under Rule 415 of the 1933 Act, such holder executes a Selling Securityholder Notice and Questionnaire in the form attached hereto as Exhibit B, or such other form approved by the Required Investors (or such shares may be registered on separate registration statements filed before or after the Registration Statement is filed), but shall not include any other shares of Common Stock or other securities without the prior written consent of the Required Investors.  Except as contemplated by the preceding sentence or pursuant to registration statements filed and declared effective by the SEC before the Agreement Date or pursuant to an S-8 registration statement, the Company shall not register additional shares of Common Stock until the Registration Statement is declared effective or, if earlier, until the Registrable Securities no longer constitute Registrable Securities.  The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided in accordance with Section 3(c) to the Investors and their counsel prior to its filing or other submission.  With respect to any Demand Registration Request, the Company acknowledges that the SEC may not permit the registration of all of the requested Registrable Securities in one registration, and that such registration may be required to be effected in multiple Registration Statements as permitted by the SEC, and the Company agrees to file such multiple Registration Statements in such event.  In such event, for purposes of counting the number of Registration Statements effected by the Company pursuant to a Demand Registration Request, the Company shall be deemed to have effected a single Registration Statement through the filing of such multiple Registration Statements.  With respect to any Demand Registration Request, if the Registration Statement covering the Registrable Securities as provided above is not filed with the SEC on or prior to the Initial Filing Deadline, the Company will make pro rata payments to each Investor whose Registrable Securities were requested to be included in such registration, as liquidated damages and not as a penalty, in an aggregate amount equal to five thousand dollars ($5,000.00) per calendar day following the Initial Filing Deadline for which no Registration Statement is filed with respect to the Registrable Securities, until such time as the Registrable Securities (giving effect to and assuming a net exercise of the Warrant by the Investors) may be sold without volume limitations pursuant to Rule 144.  Any such payment shall be in addition to any other remedies available to the Investors at law or in equity, whether pursuant to the terms hereof, the Subscription Agreement, the Company Agreement or otherwise.  The amounts payable as liquidated damages pursuant to this paragraph shall be paid monthly to each Investor in cash within three (3) Business Days of the last day of each month during which such liquidated damages have accrued.  The Company shall not be required to effect a Registration Statement pursuant to a Demand Registration Request more than three (3) times for the holders of Registrable Securities as a group; provided, that a Registration Statement shall not count as a Registration Statement effected pursuant to a Demand Registration Request unless and until it has become effective and the holders requesting such registration are able to register and sell at least 100% of the Registrable Securities requested to be included in such registration.
(b)          Expenses.  The Company will pay all expenses associated with effecting the registration of the Registrable Securities, including filing and printing fees, the Company’s counsel and accounting fees and expenses, costs associated with clearing the Registrable Securities for sale under applicable state securities laws, listing fees, and reasonable fees and expenses of one counsel to the Investors, but excluding any out-of-pocket expenses of the Investors not otherwise required to be paid by the Company hereunder, discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Registrable Securities being sold.
(c)          Effectiveness.
(i)          With respect to any Demand Registration Request, the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as reasonably practicable after filing, but in any event not later than the

Registration Deadline.  The Company shall respond promptly to any and all comments made by the staff of the Commission to the Registration Statement, and shall submit to the Commission, within two (2) Business Days after the Company learns that no review of the Registration Statement will be made by the staff of the Commission or that the staff of the Commission has no further comments on the Registration Statement, as the case may be, a request for acceleration of the effectiveness of the Registration Statement to a time and date not later than two (2) Business Days after the submission of such request.  The Company shall notify the Investors by facsimile or e-mail as promptly as reasonably practicable, and in any event, within twenty-four (24) hours, after the Registration Statement is declared effective and shall simultaneously provide or make available to the Investors copies of any related Prospectus to be used in connection with the sale or other disposition of the securities covered thereby. With respect to any Demand Registration Request, if, subject to Section 2(d) hereof, (A) a Registration Statement covering the Registrable Securities is not declared effective by the SEC prior to the earlier of (x) five (5) Business Days after the SEC shall have informed the Company that no review of the Registration Statement will be made or that the SEC has no further comments on the Registration Statement, or (y) the Registration Deadline (or thirty (30) days after the Registration Deadline, if the SEC reviews the Registration Statement), or (B) after the Registration Statement has been declared effective by the SEC, sales cannot be made pursuant to such Registration Statement for any reason (including, without limitation, by reason of a stop order, or the Company’s failure to update the Registration Statement), but excluding the inability of any Investor to sell the Registrable Securities covered thereby solely due to market conditions, then the Company will make pro rata payments to each Investor whose Registrable Securities were requested to be included in such registration, as liquidated damages and not as a penalty, in an aggregate amount equal to five thousand dollars ($5,000.00) per calendar day during the period (the “Blackout Period”) beginning on the date by which such Registration Statement should have been effective until such time as the Registrable Securities (giving effect to and assuming a net exercise of the Warrant by the Investor) may be sold without volume limitations pursuant to Rule 144.  Any such payment shall be in addition to any other remedies available to the Investor at law or in equity, whether pursuant to the terms hereof, the Subscription Agreement, the Company Agreement or otherwise.  The amounts payable as liquidated damages pursuant to this paragraph shall be paid monthly to each Investor in cash within three (3) Business Days of the last day of each month following the commencement of the Blackout Period until the termination of the Blackout Period.
(ii)          For not more than sixty (60) days (which need not be consecutive days) in any twelve (12) month period, the Company may suspend the use of any Prospectus included in any Registration Statement contemplated by this Section in the event that the Company determines in good faith that such suspension is necessary to (A) delay the disclosure of material non-public information concerning the Company, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company, or (B) amend or supplement the affected Registration Statement or the related Prospectus so that such Registration Statement or Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in light of the circumstances under which they were made, not misleading (an “Allowed Delay”); provided, that the Company shall promptly (a) notify each Investor in writing of the commencement of an Allowed Delay, but shall not (without the prior written consent of an Investor) disclose to such Investor any material non-public information giving rise to an Allowed Delay, (b) advise the Investors in writing to cease all sales under the Registration Statement until the end of the Allowed Delay and (c) use commercially reasonable efforts to terminate an Allowed Delay as promptly as practicable.  Notwithstanding the provisions of this Section, if an Allowed Delay is not in connection with the review by the SEC of a Registration Statement or the financial statements contained therein, such Allowed Delay shall not be for a period exceeding twenty (20) consecutive days.  Although an Allowed Delay would not be a breach of this Agreement, liquidated damages would accrue and be payable during such Allowed Delay pursuant to Section 2(c)(i).
(d)          Rule 415; Cutback.  If at any time the SEC takes the position that the offering of some or all of the Registrable Securities in a Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the 1933 Act or requires any Investor to be named as an “underwriter,” the Company shall use its best efforts to persuade the SEC that the offering contemplated by the Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that none of the Investors is an “underwriter.”  The Investors shall have the right to participate or have their counsel participate in any meetings or discussions with the SEC regarding the SEC’s position and to comment or have their counsel comment on any written submission made to the SEC with respect thereto.  No such written submission shall be made to the SEC to which the Investors’ counsel reasonably objects.  In the event that, despite the Company’s best efforts and compliance with the terms of this Section 2(d), the SEC refuses to alter its position, the Company shall (i) remove from the Registration Statement such portion of the Registrable Securities (the “Cut Back Shares”), and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the SEC may require to assure the Company’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”).  Any cut-back imposed on the Investors pursuant to this Section 2(d) shall be allocated among the Investors on a pro rata basis, unless the SEC Restrictions otherwise require or provide or the Investors otherwise agree.  Such required cut-back would not be considered a breach of this Agreement, unless continuing past the 60th day (or the 90th day if the SEC reviews the registration statement) after such date as the Company is permitted to effect the registration of such Cut Back Shares in accordance with any SEC Restrictions (such date, the “Restriction Termination Date” of such Cut Back Shares), provided that liquidating damages would accrue and be payable as a result as provided in Section 2(c)(i).
(e)          Piggyback Rights Participation.  If at any time during the Effectiveness Period (as defined below), the Company proposes to file (including as a result of the exercise of registration rights by a Person other than an Investor) (i) a shelf registration statement other than the Registration Statement, (ii) a prospectus supplement to an effective shelf registration statement, other than the Registration Statement, and the Investors could be included without the filing of a post-effective amendment thereto (other than a post-effective amendment that is immediately effective), or (iii) a registration statement, other than a shelf registration statement and the Registration Statement, in the case of each of clause (i), (ii) or (iii), for the sale of shares of Common Stock in an Underwritten Offering for its own account and/or another Person, then as soon as practicable but not less than five (5) Business Days (or one (1) Business Day in the case of an Overnight Underwritten Offering or similar “bought deal”) prior to the filing of (A) any preliminary prospectus supplement relating to such Underwritten Offering pursuant to Rule 424(b) under the 1933 Act, (B) the prospectus supplement relating to such Underwritten Offering pursuant to Rule 424(b) under the 1933 Act (if no preliminary prospectus supplement is used) or (C) such registration statement, as the case may be (an “Underwritten Offering Filing”), the Company shall give written notice of such proposed Underwritten Offering (a “Piggyback Offering”) to the Investors and such notice shall offer the Investors the opportunity to include in such Underwritten Offering such number of shares of Common Stock (the “Included Registrable Securities”) as each such Investor may request in writing; provided, however, that if the Company has been advised by the Managing Underwriter in writing that the inclusion of Registrable Securities for sale for the benefit of the Selling Investors is likely to have a material adverse effect on the price, timing or distribution of the shares of Common Stock in the Underwritten Offering, then the amount of Registrable Securities to be offered for the accounts of Selling Investors shall be determined based on the provisions of Section 2(f).  The notice required to be provided in this Section 2(e) to the Investors (the “Piggyback Notice”) shall be provided on a Business Day pursuant to Section 7(b).  Each Investor shall then have three (3) Business Days (or one (1) Business Day in the case of an Overnight Underwritten Offering or similar “bought deal”) after the date on which the Investors received the Piggyback Notice to request inclusion of Registrable Securities in the Underwritten Offering.  If no request for inclusion from an Investor is received within such period, such Investor shall have no further right to participate in such Underwritten Offering.  If, at any time after giving written notice of its intention to undertake an Underwritten Offering and prior to the closing thereof, the Board of Directors of the Company shall determine for any reason not to undertake or to delay such Underwritten Offering, the Company may, at its election, give written notice of such determination to the Selling Investors and, (x) in the case of a determination not to undertake such Underwritten Offering, shall be relieved of its obligation to sell any Included Registrable Securities in connection with such terminated Underwritten Offering, and (y) in the case of a determination to delay such Underwritten Offering, shall be permitted to delay offering any Included Registrable Securities for the same period as the delay in the Underwritten Offering.  Any Selling Investor shall have the right to withdraw such Selling Investor’s request for inclusion of such Selling Investor’s Registrable Securities in such offering by giving written notice to the Company of such withdrawal up to and including the time of pricing of such Underwritten Offering.  For the avoidance of doubt, any registration pursuant to this Section 2(e) shall not count as a Registration Statement effected by the Company pursuant to a Demand Registration Request.  For the avoidance of doubt, any at-the-market offering or similar continuous offering program of the Company shall not constitute a “Piggyback Offering” for purposes of this Agreement, and this Section 2(e) shall not apply to any such offering.
(f)          Piggyback Rights Priority.  In connection with an Underwritten Offering contemplated by Section 2(e), if the Managing Underwriter or Underwriters of any such Underwritten Offering advises the Company in writing that the total amount of Common Stock that the Selling Investors intend to include in such Underwritten Offering exceeds the number that can be sold in such Underwritten Offering without being likely to have a material adverse effect on the price, timing or distribution of the Common Stock offered or the market for the Common Stock, then the Common Stock to be included in such Underwritten Offering shall include the number of shares of Common Stock that such Managing Underwriter or Underwriters advises the Company can be sold without having such material adverse effect, with such number to be allocated (i) first, pro rata among all Selling Investors who have requested participation in such Underwritten Offering, (ii) second, if there remains any availability for additional shares of Common Stock to be included in such Underwritten Offering following the allocation to the Selling Investors, pro rata among all other selling stockholders who have requested participation in such Underwritten Offering, and (iii) third, if there remains any availability for additional shares of Common Stock to be included in such Underwritten Offering following the allocation to the Selling Investors and all other selling stockholders, to the Company; provided, however, that the other selling stockholders and the Company may mutually agree upon a different allocation with respect to the immediately preceding clauses (ii) and (iii).  The pro rata allocations for each such Selling Investor and each such other selling stockholder, as applicable, shall be the product of (A) the aggregate number of Registrable Securities proposed to be sold by all Selling Investors, or all other selling stockholders, as applicable, participating in the Underwritten Offering (for the avoidance of doubt, with respect to other selling stockholders, after giving effect to the allocation to the Selling Investors pursuant to clause (i) of the preceding sentence) multiplied by (B) the fraction derived by dividing (x) the number of the shares of Common Stock owned at such time by such Selling Investor, or such other selling stockholder, as applicable, by (y) the aggregate number of Common Stock owned at such time by all Selling Investors, or all other selling stockholders, as applicable, participating in the Underwritten Offering.  Each participating Selling Investor also shall have the opportunity to include in the Underwritten Offering its pro rata allocation of any Common Stock other Selling Investors do not elect to sell in such Underwritten Offering under this Section 2(f).
3.          Company Obligations.  The Company will use best efforts to effect the registration of the Registrable Securities in accordance with the terms hereof, and pursuant thereto the Company will, as expeditiously as possible:
(a)          use best efforts to cause such Registration Statement to become effective and to remain continuously effective (other than during an Allowed Delay) for a period that will terminate upon the earlier of (i) the date on which all Registrable Securities covered by such Registration Statement as amended from time to time, have been sold, and (iii) the date on which all Registrable Securities covered by such Registration Statement may be sold without volume restriction pursuant to Rule 144 (giving effect to and assuming a net exercise of the Warrant by the Investor) (the “Effectiveness Period”) and advise the Investors in writing when the Effectiveness Period has expired;
(b)          prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective for the Effectiveness Period and to comply with the provisions of the 1933 Act and the 1934 Act with respect to the distribution of all of the Registrable Securities covered thereby;
(c)          provide copies to and permit counsel designated by the Investors to review each Registration Statement and all amendments and supplements thereto no fewer than two (2) days prior to their filing with the SEC and not file any document to which such counsel reasonably objects, provided that the Company is notified of such objection, including the substance of such objection, in writing no later than three (3) Business Days after such counsel has been so furnished copies of such documents;
(d)          furnish or otherwise make available (including via EDGAR) to the Investors and their legal counsel (i) promptly after the same is prepared and publicly distributed,

filed with the SEC, or received by the Company (but not later than two (2) Business Days after the filing date, receipt date or sending date, as the case may be) one (1) copy of any Registration Statement and any amendment thereto, each preliminary prospectus and Prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as each Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor that are covered by the related Registration Statement;
(e)          use best efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness, and (ii) if such order or other suspension of effectiveness is issued, obtain the withdrawal of any such order at the earliest possible moment and to notify the Investors of the issuance of such order and the resolution thereof;
(f)          use best efforts to register or qualify (unless an exemption from the registration or qualification exists) or cooperate with the Investors and their counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or “blue sky” laws of such domestic jurisdictions as are reasonably requested by the Investors and do any and all other commercially reasonable acts or things necessary or advisable to enable the distribution in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify, but for this Section 3(f), (ii) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject, but for this Section 3(f), or (iii) file a general consent to service of process in any such jurisdiction;
(g)          use best efforts to cause all Registrable Securities covered by a Registration Statement to be listed on each securities exchange, interdealer quotation system or other market on which similar securities issued by the Company are then listed;
(h)          immediately notify the Investors, at any time prior to the end of the Effectiveness Period, upon discovery that, or upon the happening of any event as a result of which, the Prospectus includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and, subject to Section 2(c)(ii) hereof, promptly prepare, file with the SEC and furnish to such holder a supplement to or an amendment of such Prospectus as may be necessary so that such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;
(i)          otherwise use best efforts to comply with all applicable rules and regulations of the SEC under the 1933 Act and the 1934 Act, including, without limitation, Rule 172 under the 1933 Act, file any final Prospectus, including any supplement or amendment thereof, with the SEC pursuant to Rule 424 under the 1933 Act, promptly inform the Investors in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Investors are required to deliver a Prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder; and
(j)          with a view to making available to the Investors the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Investors to sell shares of Common Stock to the public without registration, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) such date as all of the Registrable Securities may be sold without restriction by the holders thereof pursuant to Rule 144 or any other rule of similar effect, or (B) such date as all of the Registrable Securities shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the 1934 Act; and (iii) furnish to each Investor upon request (including via EDGAR), as long as such Investor owns any Registrable Securities, (A) a written statement by the Company that it has complied with the reporting requirements of the 1934 Act, (B) a copy (or a link to a website containing the same) of the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail such Investor of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration under Rule 144.
4.          Due Diligence Review; Information.  The Company shall make available, during normal business hours, for inspection and review by the Investors, advisors to and representatives of the Investors (who may or may not be affiliated with the Investors and who, if not affiliated with the Investors, are reasonably acceptable to the Company), all SEC Filings and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, for the sole purpose of enabling the Investors and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the accuracy of such Registration Statement.
5.          Obligations of the Investors.
(a)          Each Investor shall furnish in writing to the Company such information regarding itself, the Registrable Securities and Company securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be required to effect the registration of such Registrable Securities, to respond to requests by the SEC, FINRA or any state securities commission or as may be required to be disclosed by applicable securities laws and shall execute such documents in connection with such registration as the Company may reasonably request.  At least five (5) Business Days prior to the first anticipated filing date of any Registration Statement, the Company shall notify each Investor of the information the Company requires from such Investor if such Investor elects to have any of the Registrable Securities included in the Registration Statement.

(b)          Each Investor agrees that, upon receipt of any notice from the Company of either (i) the commencement of an Allowed Delay pursuant to Section 2(c)(ii), or (ii) the happening of an event pursuant to Section 3(h) hereof, such Investor will use its commercially reasonable efforts to promptly discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities, until the Investor is advised by the Company that such dispositions may again be made.  The Company may provide appropriate stop orders to enforce the provisions of this paragraph.
6.          Indemnification.
(a)          Indemnification by the Company.  To the extent permitted by law, the Company will indemnify and hold harmless each Investor and its officers, directors, members, managers, stockholders, partners, owners, employees and agents, successors and assigns, and each other person, if any, who controls, or is alleged to control, such Investor within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement or omission or alleged omission of any material fact contained in any Registration Statement, any preliminary Prospectus or final Prospectus, or any amendment or supplement thereof; (ii) any “blue sky” application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Registrable Securities under the securities laws thereof (any such application, document or information herein called a “Blue Sky Application”); (iii) the omission or alleged omission to state in a Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading; (iv) any violation by the Company or its agents of any rule or regulation promulgated under the 1933 Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration; or (v) any failure to register or qualify the Registrable Securities included in any such Registration Statement in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company will undertake such registration or qualification on an Investor’s behalf pursuant to an Investor’s affirmative request under Section 3(f) hereof and will reimburse such Investor, and each such officer, director, member, manager, stockholder, partner, owner, employee or agent and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished to the Company by such Investor or any such controlling person relating to such Investor in writing specifically for use in such Registration Statement or Prospectus.
(b)          Indemnification by the Investors.  Each Investor who is named in such Registration Statement as a selling stockholder agrees, severally, but not jointly, to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, stockholders and each person who controls the Company (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities and expense (including reasonable attorney fees) resulting from (i) any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary Prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent that such untrue statement or omission is contained in any information furnished in writing by such Investor to the Company specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto, and (ii) the sale of Registrable Securities in violation of Section 5(b) hereof; provided, however, that the foregoing indemnity shall not apply to amounts paid in settlement of any loss, claim, damage, liability or expense if such settlement is effected without the consent of such Investor.  In no event shall the liability of an Investor be greater in amount than the dollar amount of the net proceeds received by such Investor upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.
(c)          Conduct of Indemnification Proceedings.  Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification, and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person, unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person, or (c) in the reasonable judgment of any such person, based upon advice of its counsel, a conflict of interest may exist between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation.  It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties.  No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.
(d)          Contribution.  If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or by a holder of Registrable Securities.  No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation.  In no event shall the contribution obligation of a holder of Registrable Securities together with any indemnification obligations under Section 6(b) above be greater in amount than the dollar amount of the net received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.
(e)          The obligations of the Company and each Investor under this Section 6 shall survive the exercise of the Warrant in full, the completion of any offering or sale of Registrable Securities pursuant to a Registration Statement under this Agreement, or otherwise.
7.          Miscellaneous.
(a)          Amendments and Waivers.  This Agreement may be amended only by a writing signed by the Company and the Required Investors.  The Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the Required Investors.
(b)          Notices.  All notices and other communications provided for or permitted hereunder shall be made as set forth in Section 10.4 of the Subscription Agreement.
(c)          Assignments and Transfers by Investors.  The provisions of this Agreement shall be binding upon and inure to the benefit of the Investors and their respective successors and assigns, except as otherwise provided herein; provided, however, that the registration rights granted hereby may be transferred only (a) by operation of law or (b) to any Person to whom a holder transfers Registrable Securities, provided, that any such transferee shall not be entitled to rights pursuant to Section 2 hereof unless such transferee of registration rights hereunder agrees to be bound by the terms and conditions hereof and executes and delivers to the Company an acknowledgment and agreement to such effect.
(d)          Assignments and Transfers by the Company.  This Agreement may not be assigned by the Company (whether by operation of law or otherwise) without the prior written consent of the Required Investors, provided, however, that in the event that the Company is a party to a merger, consolidation, share exchange or similar business combination transaction, or a transaction involving the transfer or other disposition of all or substantially all of the Company’s assets to another corporation or entity, or similar transaction, the Company may assign its rights and delegate its duties hereunder to any surviving or successor corporation without the prior written consent of the Required Investors, after notice duly given by the Company to each Investor.  In any such transaction in which the Common Stock is converted into the equity securities of another Person, from and after the effective time of such transaction, such Person shall, by virtue of such transaction, be deemed to have assumed the obligations of the Company hereunder, the term “Company” shall be deemed to refer to such Person and the term “Registrable Securities” shall be deemed to include the securities received by the Investors in connection with such transaction, unless such securities are otherwise freely tradable by the Investors after giving effect to such transaction.
(e)          Benefits of the Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
(f)          Counterparts; Faxes.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement may also be executed via facsimile or other electronic means (e.g., “.pdf”), which shall be deemed an original.
(g)          Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
(h)          Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provisions hereof prohibited or unenforceable in any respect.
(i)          Further Assurances.  The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.
(j)          Entire Agreement.  This Agreement, including the Exhibits hereto, and the other Transaction Documents are intended by the parties as a final expression of their agreement and are intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein, and supersede all prior agreements and understandings, both oral and written, between the parties with respect to such subject matter.
(k)          Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Texas without regard to the choice of law principles thereof.  Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the federal and state courts located in Dallas, Texas for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby.  Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement.  Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court.  Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.
Company:
ROYALE ENERGY, INC.,
a Delaware corporation

By:
Name:
Title:
[Investor Signature Page Follows]

Counterpart Signature Page
FOR ENTITY INVESTORS: [Name of Entity] By: Name: Title:	FOR INDIVIDUAL INVESTORS: Signature: Name:

EXHIBIT A
PLAN OF DISTRIBUTION
The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling securities received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their securities on any stock exchange on which the securities may be listed, market or trading facility on which the securities may be traded or in private transactions.  These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
The selling stockholders may use any one or more of the following methods when disposing of securities:
1.	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
2.	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
3.	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
4.	an exchange distribution in accordance with the rules of the applicable exchange;
5.	privately negotiated transactions;
6.	short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;
7.	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
8.	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
9.	a combination of any such methods of sale; and
10.	any other method permitted by applicable law.
The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the securities, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the 1933 Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.  The selling stockholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
In connection with the sale of our securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume.  The selling stockholders may also sell our securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities.  The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The aggregate proceeds to the selling stockholders from the sale of the securities offered by them will be the purchase price of the securities less discounts or commissions, if any.  Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of securities to be made directly or through agents.  We will not receive any of the proceeds from this offering.  Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.
The selling stockholders also may resell all or a portion of shares of our common stock in open market transactions in reliance upon Rule 144 under the 1933 Act, provided that they meet the criteria and conform to the requirements of that rule.
The warrants we may offer will be new issues of securities with no established trading market.  Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice.  We cannot guarantee the liquidity of the trading markets for any securities.
The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the securities or interests therein may be “underwriters” within the meaning of Section 2(11) of the 1933 Act.  Any discounts, commissions, concessions or profit they earn on any resale of the securities may be underwriting discounts and commissions under the 1933 Act.  Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the 1933 Act will be subject to the prospectus delivery requirements of the 1933 Act.
To the extent required, the securities to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
In order to comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers.  In addition, in some states the securities may not be sold, unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the 1934 Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates.  In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the 1933 Act.  The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the 1933 Act.
We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the 1933 Act and state securities laws, relating to the registration of the securities offered by this prospectus.
We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the securities covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement, or (2) the date on which all of the securities may be sold without restriction pursuant to Rule 144 of the 1933 Act.

EXHIBIT B
SELLING SECURITYHOLDER NOTICE AND QUESTIONNAIRE
The undersigned beneficial owner of common stock (the “Registrable Securities”) of Royale Energy, Inc., a Delaware corporation (the “Company”), understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “Commission”) a registration statement (the “Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement (the “Registration Rights Agreement”) of which this document is an exhibit.  A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below.  All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.
Certain legal consequences arise from being named as a selling securityholder in the Registration Statement and the related prospectus.  Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Registration Statement and the related prospectus.
NOTICE
The undersigned holder (the “Selling Securityholder”) of Registrable Securities hereby elects to include the Registrable Securities owned by it and listed below in Item 3 (unless otherwise specified under such Item 3) in the Registration Statement.  The undersigned, by signing and returning this Notice and Questionnaire, understands that it will be bound by the terms and conditions of this Notice and Questionnaire and the Registration Rights Agreement.
The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:
QUESTIONNAIRE
1.	Name:
(a)	Full Legal Name of Selling Securityholder: __________________________________________________________________
(b)
Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities listed in Item 3 below are held:
 __________________________________________________________________

(c)
Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by the questionnaire):
 __________________________________________________________________

2.	Address for Notices to Selling Securityholder:
________________________________________________________________________
________________________________________________________________________
________________________________________________________________________
Telephone:  __________________________
Fax:  _______________________________
 Contact Person:  ______________________
3.	Beneficial Ownership of Registrable Securities:
(a)
Type and Number of Registrable Securities beneficially owned:
__________________________________________________________________
__________________________________________________________________
 __________________________________________________________________

4.	Broker-Dealer Status:
(a)	Are you a broker-dealer?
Yes ☐          No. ☐
(b)	If “yes” to Section 3(a), did you receive your Registrable Securities as compensation for investment banking services to the Company?
Yes ☐          No. ☐
Note: If no, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.
(c)	Are you an affiliate of a broker-dealer?
Yes ☐          No. ☐
(d)
If you are an affiliate of a broker-dealer, do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes ☐          No. ☐
Note: If no, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.
5.	Beneficial Ownership of Other Securities of the Company Owned by the Selling Securityholder:

Except as set forth below in this Item 5, the undersigned is not the beneficial or registered owner of any securities of the Company other than the securities listed above in Item 3.
(a)	Type and Amount of other securities beneficially owned by the Selling Securityholder:
6.	Relationships with the Company:
Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.
State any exceptions here:
________________________________________________________________________
 ________________________________________________________________________
The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein (i) that may occur subsequent to the date hereof until the effective date of the Registration Statement (other than changes in ownership), and (ii) at any time while the Registration Statement remains effective if requested by the Company in connection with the filing of a prospectus supplement or a post-effective amendment.  All notices hereunder shall be made in writing at the address set forth below.
By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 6 and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto.  The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.
Dated:  _____________________          Selling Security holder:  ____________________________
By:
Name:
Title:
PLEASE FAX A COPY OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO:
[____________________________________]
_____________________________________
 _____________________________________
Attention:  Chief Financial Officer
Fax No.:   (___)   ___-____

B-4